UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

New York Community Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2005

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank. The Annual Meeting will be held on June 1, 2005 at 10:00 a.m., Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

The Board of Directors of New York Community Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of the proposals submitted for your vote.

To submit your vote, please sign, date, and return the enclosed proxy card promptly, or vote on-line or by telephone as instructed on the proxy card. As the holders of a majority of the common stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

On behalf of the Board of Directors, officers and employees of New York Community Bancorp, Inc., we thank you for your continued interest and support.

Sincerely,

Michael F. Manzulli                                                                                   Joseph R. Ficalora
Chairman                                                                                                       President and Chief Executive Officer

NEW YORK COMMUNITY BANCORP, INC.
615 Merrick Avenue
Westbury, New York 11590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 1, 2005

The Annual Meeting of Shareholders (the “Annual Meeting”) of New York Community Bancorp, Inc. will be held on June 1, 2005 at 10:00 a.m., Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of five directors to three-year terms of office each;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005; and

3.	Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established April 8, 2005, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments thereof. In the event that there are not sufficient shares present to constitute a quorum, or votes to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President,
Chief Corporate Governance Officer
and Corporate Secretary

Westbury, New York
April 27, 2005

NEW YORK COMMUNITY BANCORP, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 1, 2005

Solicitation and Voting of Proxies

This proxy statement is being furnished to shareholders of New York Community Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held on June 1, 2005, and at any adjournments thereof. The 2004 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2004, accompanies this proxy statement, which is first being mailed to shareholders on or about April 27, 2005.

It is important that holders of at least a majority of the shares be represented in person or by proxy at the Annual Meeting. Regardless of the number of shares of Company common stock (the “Common Stock”) owned, shareholders are requested to vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the nominees for director named in this proxy statement and FOR the ratification of the other specific proposal presented therein.

Alternatively, shareholders of record may vote their shares of Common Stock over the Internet, or by calling a specially designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, and to allow shareholders to provide their voting instructions and confirm that said instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the enclosed proxy card.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Time, on May 31, 2005.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting on-line or by telephone confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting on-line or by telephone on a later date, or by attending the Annual Meeting and voting in person.

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,500 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiary, New York Community Bank (the “Bank”), without receipt of additional compensation. The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so. If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank. If you wish to vote your shares of Common Stock in person at the Annual Meeting, you will need to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

Voting Securities

        The securities that may be voted at the Annual Meeting consist of shares of Common Stock of the Company, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

        The close of business on April 8, 2005 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 265,479,848.

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of the holders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees being proposed. Under Delaware Law and the Company’s Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

As to the matter being proposed for shareholder action set forth in Proposal 2 regarding the ratification of the selection of the independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal.

An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present, in person or by proxy, is required to constitute shareholder ratification of Proposal 2. In connection with Proposal 2, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit will not be counted as votes cast and will have no effect on the vote on the matter presented.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to those persons known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed by such persons and groups with the United States Securities and Exchange Commission (the “SEC”) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that beneficially owned more than 5% of the Common Stock as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership (1)		Percentage of Class
FMR Corp., Edward C. Johnson, III, Abigail P. Johnson, Fidelity Management Trust Company, Strategic Advisors, Inc., Fidelity International Limited, and Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	19,567,368	(1)	7.37%

New York Community Bank Employee Stock Ownership Plan (“ESOP”) and Trust 615 Merrick Avenue Westbury, NY 11590	16,336,436	(2)	6.15%

(1)	This information derives from a consolidated Schedule 13G filed by the entities with the SEC on February 14, 2005, and includes shares held that may be deemed to be beneficially owned by each of FMR Corp., Edward C. Johnson, III, Abigail P. Johnson, Fidelity Management Trust Company, Strategic Advisors, Inc. and Fidelity International Limited. According to the information furnished in the Schedule 13G, FMR Corp. and Fidelity International Limited each disclaims beneficial ownership of the shares held by the other and disclaims the existence of a group, and no person’s interest in the Company’s Common Stock is more than 5% of the total outstanding Common Stock.

(2)	Donald M. Blake and Max L. Kupferberg, members of the Company’s Board of Directors, administer the ESOP as a committee (the “ESOP Committee”). An independent corporate trustee has been appointed as the trustee for the ESOP (the “ESOP Trustee”). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At April 8, 2005, 11,679,585 shares were allocated under the ESOP and 4,656,851 shares were unallocated.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

All persons standing for election as director were unanimously nominated by the Nominating Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Pursuant to the Company’s Bylaws, the number of directors of the Company is nine (9), unless otherwise designated by the Board of Directors. At the regularly scheduled Board of Directors meeting held on June 26, 2003, the Board of Directors designated the number of directors to be sixteen (16), effective November 1, 2003. All directors presently serve as directors of the Company and the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Dominick Ciampa, William C. Frederick, M.D., Max L. Kupferberg, Joseph L. Mancino, and Spiros J. Voutsinas.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors, and Executive Officers

The following table sets forth, as of the Record Date, the names of the nominees and of the continuing directors and executive officers, their ages, and a brief description of their recent business experience, including present occupations and employment, directorships held by each, and, as applicable, the year in which each became a director and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date.

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2)		Percent of Class
NOMINEES:
Dominick Ciampa Principal, Ciampa Organization, a local real estate development firm.	71	1995	2008	992,965	(3,4)	0.37%
William C. Frederick, M.D. Retired Surgeon, St. Vincent’s Hospital; Director of Richmond County Financial Corp. from February 18, 1998 to July 31, 2001 and of Richmond County Savings Bank from February 14, 1980 to July 31, 2001.	77	2001	2008	510,614	(3,4)	0.19

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Max L. Kupferberg Chairman of the Board of Directors of Kepco, Inc., a manufacturer of electrical equipment.	85	1983	2008	4,787,519	(3,4)	1.80
Joseph L. Mancino Retired Co-Chairman of the Board of the Company and the Bank. Mr. Mancino served in such capacity, and as Chairman and Chief Executive Officer of the Roslyn Savings Division of the Bank, from October 31, 2003 to November 30, 2004; President and Chief Executive Officer of Roslyn Bancorp, Inc. from 1996 to October 31, 2003. Vice-Chairman of the Board of Roslyn Bancorp, Inc. from 1999 to October 2003. Chairman and Chief Executive Officer of The Roslyn Savings Bank from 1993 to October 2003.	67	2003	2008	1,469,258	(3,4,5)	0.55
Spiros J. Voutsinas President of Omega Capital, Inc., a real estate development and syndication firm and a general partner of Omega Partners LP, a money management firm specializing in bank stocks; Director of Roslyn Bancorp, Inc. and The Roslyn Savings Bank from February 1999 to October 31, 2003. Director of Roosevelt Savings Bank from 1992 to February 1999, and director of T R Financial Corp. from 1993 to February 1999.	71	2003	2008	134,857	(4)	0.05
CONTINUING DIRECTORS:
Maureen E. Clancy Secretary-Treasurer of Clancy & Clancy Brokerage Ltd., an insurance agency (Ms. Clancy has been a licensed insurance broker since 1959). Director of Roslyn Bancorp, Inc. and The Roslyn Savings Bank from February 1999 to October 31, 2003. Director of T R Financial Corp. and Roosevelt Savings Bank from 1993 to February 1999.	73	2003	2006	141,417	(3,4)	0.05

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Robert S. Farrell President, H. S. Farrell, Inc., a building supply company; Director of Richmond County Financial Corp. from February 18, 1998 to July 31, 2001 and of Richmond County Savings Bank from September 13, 1973 to July 31, 2001.	79	2001	2006	429,457	(3,4)	0.16
Joseph R. Ficalora President, Chief Executive Officer, and Director of the Company since July 23, 1993; Chief Executive Officer of the Bank since January 1, 1994; Chairman of the Company from July 20, 1993 to July 31, 2001 and of the Bank from May 20, 1997 to July 31, 2001; President of the Bank since January 1, 2004 and from January 1, 1994 to July 31, 2001.	58	1989	2006	5,224,503	(3,4,5)	1.96
Michael F. Manzulli Chairman of the Board of the Company and the Bank since August 1, 2001; Chairman and Chief Executive Officer of Richmond County Financial Corp. from February 18, 1998 to July 31, 2001 and of Richmond County Savings Bank from October 1, 1997 to July 31, 2001; President of Richmond County Savings Bank from June 18, 1992 to September 30, 1997.	64	2001	2006	1,626,643	(3,4,5)	0.61
James J. O’Donovan Non-executive employee-consultant to the Company since February 1, 2005; Senior Executive Vice President, Chief Lending Officer, and Director of the Company and the Bank from October 31, 2003 to January 31, 2005; Executive Vice President and Chief Lending Officer of the Company and the Bank from January 1, 2001 to October 31, 2003; Senior Vice President of the Company since 1993; Senior Vice President and Mortgage Officer of the Bank since 1987.	62	2003	2006	2,270,573	(3,4,5)	0.85

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Donald M. Blake President and Chief Executive Officer of Joseph J. Blake & Assoc., Inc., a national real estate appraisal company.	80	1968	2007	407,168	(3)	0.15
Thomas A. Doherty Director of Roslyn Bancorp, Inc. and The Roslyn Savings Bank from 1999 to October 31, 2003; formerly served as the Chairman, President, and Chief Executive Officer of Fleet Bank (Downstate); also was the Chief Administrative Officer of First Quality Enterprises, Inc. and its affiliates, a privately-owned manufacturer of non-woven materials and hygiene-related products, where he is now a consultant.	67	2003	2007	74,142	(3,4)	0.03
Michael J. Levine President, Norse Realty Group, Inc. and Affiliates, and a certified public accountant with the firm Levine & Schmutter; Director of the Company and the Bank rom November 30, 2000 through July 31, 2001; member of the Queens County Savings Bank Divisional Board of the Bank from July 31, 2001 to December 31, 2003.	60	2004	2007	325,581	(4)	0.12
The Honorable Guy V. Molinari Member of the Bank’s Richmond County Savings Bank Divisional Board from January 1, 2002 to December 31, 2003; Richmond County Borough President from 1989 through 2001; United States Congressman from 1981 to 1989; New York State Assemblyman from 1975 through 1980; Chairman of the Federal Home Loan Bank of New York from 1990 to 1994.	76	2004	2007	11,850	(4)	*
John A. Pileski Retired Partner, Financial Services Practice, KPMG LLP.	65	2003	2007	191,177	(4)	0.07

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2)		Percent of Class
John M. Tsimbinos Chairman of the Board of Roslyn Bancorp, Inc. from February 1999 to October 31, 2003; Vice-Chairman of the Board of The Roslyn Savings Bank from February 1999 to July 2002; Chairman and Chief Executive Officer of Roosevelt Savings Bank from 1992 to February 1999, and Chairman of the Board and Chief Executive Officer of T R Financial Corp. from 1993 to February 1999.	67	2003	2007	2,746,780	(3,4)	1.03
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Robert Wann Senior Executive Vice President and Chief Operating Officer of the Company and the Bank since October 31, 2003; Executive Vice President and Chief Financial Officer of the Company and the Bank from January 1, 2001 to October 31, 2003; Senior Vice President and Chief Financial Officer of the Company from 1993 to December 2000; Senior Vice President, Comptroller, and Chief Financial Officer of the Bank from 1993 to December 2000.	50	—	—	2,251,955	(3,4,5)	0.84
Thomas R. Cangemi Senior Executive Vice President and Chief Financial Officer of the Company and the Bank since April 5, 2005; Senior Executive Vice President, Capital Markets Group of the Company and the Bank from October 31, 2003 to April 5, 2005; Executive Vice President, Capital Markets Group of the Company and the Bank from July 31, 2001 to October 31, 2003; and Executive Vice President and Chief Financial Officer of Richmond County Financial Corp. and Richmond County Savings Bank from October 1997 to July 2001.	36	—	—	1,005,132	(3,4,5)	0.38

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2)		Percent of Class
James J. Carpenter Executive Vice President and Chief Lending Officer of the Bank since February 1, 2005; previously held the following positions with the Bank or its predecessor, as applicable: Executive Vice President and Assistant Chief Lending Officer from January 1, 2003 to February 1, 2005; Senior Vice President, Mortgage Lending Officer from November 30, 2000 to January 1, 2003; Senior Vice President of CFS Bank responsible for Multi-Family and Commercial Real Estate Lending from prior to November 30, 2000 to January 1, 2003.	44	—	—	110,441	(3,4,5)	0.04
John J. Pinto Executive Vice President and Chief Accounting Officer of the Company and the Bank since April 5, 2005; First Senior Vice President and Assistant Director of Capital Markets of the Bank from November 1, 2003 to April 5, 2005; Senior Vice President and Assistant Director of Capital Markets of the Bank from July 31, 2001 to October 31, 2003; Senior Vice President & General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank prior to July 31, 2001.	34	—	—	136,720	(4,5)	0.05
All directors and executive officers as a group (20 persons)				24,868,753		9.37

*	Less than 1% unless otherwise indicated.

(1)	Includes years of service as a trustee or director of the Bank.

(2)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying options that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based and other benefit plans.

(3)	Includes the following shares owned by the named nominees’, continuing directors’ and executive officers’ spouses or held in individual retirement accounts, trusts accounts, custodian accounts, or foundation accounts for which the directors and the executive officers have claimed beneficial ownership: Mr. Ciampa — 531,425; Dr. Frederick — 12,240; Mr. Kupferberg — 3,585,215; Mr. Mancino — 99,974; Ms. Clancy — 22,572; Mr. Farrell — 54,247; Mr. Ficalora — 143,738;

Mr. Manzulli — 111,926; Mr. O’Donovan — 5,318; Mr. Blake — 84,560; Mr. Doherty — 2,998; Mr. Tsimbinos — 369,428; Mr. Wann — 19,537; Mr. Cangemi — 60,335 and Mr. Carpenter — 16,166. Mr. Kupferberg’s shareholdings indicated above also include shares held through a partnership and a limited liability company.

(4)	Includes the following shares underlying options granted under various of the Company’s Stock Option Plans, all of which are currently exercisable: Mr. Ciampa — 216,000; Dr. Frederick — 422,221; Mr. Kupferberg — 246,222; Mr. Mancino — 944,750; Mr. Voutsinas — 14,760; Ms. Clancy — 40,769; Mr. Farrell — 30,221; Mr. Ficalora — 1,866,952; Mr. Manzulli — 232,418; Mr. O’Donovan —1,137,953; Mr. Doherty — 48,391; Mr. Levine — 138,221; Mr. Molinari — 5,925; Mr. Pileski — 138,221; Mr. Tsimbinos — 259,402; Mr. Wann — 1,137,954; Mr. Cangemi — 213,333; Mr. Carpenter — 70,072; and Mr. Pinto — 66,520.

(5)	Includes the following shares allocated under the New York Community Bank ESOP (the “NYCB ESOP”): Mr. Mancino — 1,921; Mr. Ficalora — 255,895; Mr. Manzulli — 12,378; Mr. O’Donovan — 248,007; Mr. Wann — 243,751; Mr. Cangemi — 12,378; Mr. Carpenter — 20,573; and Mr. Pinto — 8,945; as well as shares acquired in Messrs. Ficalora’s, Manzulli’s, and Cangemi’s ESOP accounts pursuant to dividend reinvestment. Also includes 483,648; 143,200; and 120,685 shares allocated under the Bank’s Supplemental Benefits Plan to the accounts of Messrs. Ficalora, O’Donovan, and Wann, respectively. Includes shares purchased by the trustee of the New York Community Bank 401(k) Plan for the accounts of the following officers: Mr. Mancino — 99,630; Mr. Ficalora — 284,080; Mr. Manzulli — 114,679; Mr. O’Donovan — 84,749; Mr. Wann — 81,929; Mr. Cangemi — 77,185; Mr. Carpenter — 3,630; and Mr. Pinto — 26,052; as well as shares acquired in Messrs. Ficalora’s, Manzulli’s, and Cangemi’s 401(k) accounts pursuant to dividend reinvestment. Also includes 101,239 shares acquired by Mr. Mancino under the Benefit Restoration Plan of The Roslyn Savings Bank.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through periodic meetings and through the activities of its committees. In 2004, the Board held sixteen meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2004. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause. The nature and composition of the committees of the Board of Directors are described below.

Audit Committee. The Audit Committee of the Company consists of Messrs. Pileski (Chairman), Kupferberg, Farrell, Doherty, Ciampa, and Levine, all of whom are independent directors in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance and ethics established by management and the Board from time to time; and (6) the Company’s internal and external auditing processes, and to provide the annual report of the Committee to be included in the Company’s annual proxy statement. This committee meets with the Company’s and the Bank’s internal auditors to review the performance of the internal audit function. The Audit Committee met seven times in 2004. A detailed list of the Committees’ functions is included in its written charter adopted by the Board of Directors, a copy of which was appended to the proxy statement for the Company’s 2004 annual meeting of stockholders and is available free of charge on the corporate governance pages of the Company’s website at www.myNYCB.com. The Board of Directors has determined that Mr. Pileski is an “audit committee financial expert” under the rules of the SEC.

Nominating Committee. The Company’s Nominating Committee for the 2005 Annual Meeting consisted of Messrs. Blake (Chairman), Ciampa, Doherty, Farrell, Kupferberg, Levine, Molinari, Pileski and Voutsinas,

Ms. Clancy and Dr. Frederick, all of whom are independent in accordance with the listing standards of the New York Stock Exchange. The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

The Nominating Committee approved and recommended to the Board of Directors the director nominees standing for election at the Annual Meeting. Each of the nominees proposed for election at the Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In evaluating and recommending nominees for positions on the Board of Directors, the Nominating Committee may, but is not required to, consider nominees proposed by management, and will also consider nominees recommended by shareholders. Upon receipt of a nomination, the Committee evaluates candidates based on, among other things, criteria identified by the Board from time to time, including factors relative to the overall composition of the Board and such other factors as the Committee deems appropriate, such as a potential candidate’s business experience, specific areas of expertise, skill, and background. Upon approval of a nominee, the Nominating Committee recommends that the Board select such candidate for appointment to fill a vacancy and/or for nomination to be elected by the shareholders. The procedures to be followed by shareholders in recommending director candidates to the Nominating Committee are included in this proxy statement. See “Corporate Governance — Procedures to be Followed by Shareholders in Recommending Director Candidates.”

The Nominating Committee held one meeting during 2004. The Nominating Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages of the Company’s website at www.myNYCB.com.

The Company’s Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice, in writing, to the Secretary of the Company. The shareholder’s notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Company’s Bylaws and by the Securities Exchange Act of 1934. See “Additional Information—Notice of Business to Be Conducted at an Annual Meeting.”

Compensation Committee. The Compensation Committee of the Company consists of Messrs. Blake (Chairman), Kupferberg, Farrell, and Levine and Ms. Clancy, all of whom are independent in accordance with the listing standards of the New York Stock Exchange. This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. The Compensation Committee met three times in 2004. The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages of the Company’s website at www.myNYCB.com.

Attendance at Annual Meetings. The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. All directors attended the 2004 Annual Meeting of Shareholders held on May 19, 2004.

Directors’ Compensation

Directors’ Fees. Directors of the Company do not receive any fees or retainers for serving on the Company’s Board of Directors. In 2004, non-employee directors of the Bank received an annual retainer of $46,000 and a fee of $2,500 per Board meeting attended. Non-employee directors of the Bank also receive fees ranging from $500 to $2,000 for each committee meeting attended.

Directors’ Deferred Fee Plan. The Bank maintains the 1993 Directors’ Deferred Fee Stock Unit Plan (the “Directors’ Deferred Fee Plan”). This plan provides an opportunity for those members of the Board of Directors of the Bank who were active in such capacity on the effective date of the Plan to defer receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of a benefit based on the value of the common stock of the Company, thus providing the Bank with the use of the funds for business activities. The deferral of fees under the Plan applies to all fees received by directors, including regular meeting fees, special meeting fees, and committee fees.

Outside Directors’ Consultation and Retirement Plan. The Bank maintains the Outside Directors’ Consultation and Retirement Plan (the “Consultation Plan”) to provide benefits to outside directors and to ensure their continued service and assistance in the conduct of the Bank’s business. Under the Consultation Plan, a director who is not currently an officer or employee of the Bank and who has served as a director for at least ten years (with credit given for prior service as a trustee of the Bank), has attained the age of 65, and agrees to provide continuing consulting services to the Bank, will be eligible, upon retirement, to receive an annual benefit equal to the average of the director’s annual retainer and meeting fees over the 36-month period preceding the director’s termination date, for a period equal to the lesser of the number of months such director agrees to provide consulting services after retirement, or ten years. The Consultation Plan is unfunded.

Life Insurance Benefit for Non-Employee Directors. The Company provides life insurance for non-employee directors of the Bank and the Company. For 2004, the premiums paid by the Company for such insurance coverage for non-employee directors amounted to $3,900 in the aggregate. These premiums are tax deductible by the Company, assuming certain requirements are met.

Directors’ Option Plans. Directors also participate in the Company’s stock option plans, including, among others, the 1993 Stock Option Plan for Outside Directors and the Company’s 1997 Stock Option Plan.

Please also see the section captioned “Consulting Agreements” with respect to Director Mancino’s and Director O’Donovan’s consulting agreements.

The following Compensation Committee and Audit Committee Reports to Shareholders, and the following stock performance graph, shall not be deemed to be “soliciting materials” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including the Chief Executive Officer (the “CEO”). The Compensation Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Grants of stock options and restricted stock awards to senior management and key employees, under certain of the Bank’s and the Company’s stock-based compensation plans, are also determined by the Compensation Committee.

This report is submitted by the Compensation Committee and the Board of Directors of the Company to summarize their involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the CEO, Joseph R. Ficalora, in particular, during 2004.

General Policy. The executive compensation practices of the Company and the Bank are designed to reward and provide an incentive for executives, based on the achievement of corporate and individual goals. Compensation levels for executives are established after considering measures that include, but are not limited to, financial performance and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork, and community involvement are considered in compensation deliberations. The Compensation Committee has complete access to all necessary personnel records, financial reports, and other data. In 2004, the Compensation Committee engaged Pearl Meyer & Partners, a nationally recognized executive compensation consulting firm, to provide advice regarding the Executive Compensation Plan. Pearl Meyer & Partners identified eighteen companies as a peer group for the purpose of compensation comparison and evaluation.

Components of Compensation. In evaluating executive compensation, the Compensation Committee concentrates on three fundamental components: salary, annual bonus, and long-term incentive compensation. Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual’s responsibilities and experience and the Compensation Committee’s view of competitive marketplace conditions.

In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Compensation Committee’s decisions are discretionary and no specific goals were set, the general factors that were used to determine bonuses were the individual’s contribution to the Company’s and the Bank’s success since the executive’s last evaluation and the demonstrated capacity to adapt to meet the future needs of each. No particular weightings of these factors were used to calculate bonuses.

The third component of the executive compensation strategy of the Company and the Bank is a long-term incentive compensation program, under which executives have received stock options or restricted stock that offer them the possibility of future gains, depending on the executive’s continued employment by the Company or the Bank and the long-term price appreciation of the Company’s Common Stock. In the view of the Compensation Committee, a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards. Accordingly, and in light of the Company’s successful merger with Roslyn Bancorp, Inc. and continuing successful integration of the two companies, the Committee determined to grant shares of stock to select executive officers during January of 2004.

Committee Review of Executive Compensation. In making its recommendations regarding executive compensation at year-end 2004, the Compensation Committee was influenced by several factors, including the 2003-2004 integration with Roslyn Bancorp, Inc. and The Roslyn Savings Bank, the deleveraging of the Company’s balance sheet and extension of liabilities to improve the Company’s interest rate and market risk profile, and management’s performance in exceeding four important goals: loan growth (27%), core deposit growth (11%), increasing tangible stockholders’ equity (34.8%), and repositioning of the Company’s balance sheet.

After reviewing the competitive analysis provided by Pearl Meyer & Partners, and assessing the Company’s performance for 2004, the Committee determined that for 2005 salaries would remain the same as they were in 2004 for the top five executive officers and that no bonus payments would be awarded.

Compensation of the Chief Executive Officer. In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance. Corporate factors included in such evaluation are: return on average assets, the level of the efficiency ratio, and the market performance of the Common Stock. Individual factors include the CEO’s initiation and implementation of successful business strategies, maintenance of an effective management team, and various personal qualities, including leadership, commitment, and professional and community standing.

After reviewing the Company’s 2003 results in comparison with those of its industry peers for both compensation and performance, as well as his individual contributions, including his continuing achievements with respect to the successful Roslyn Bancorp, Inc. and Roslyn Savings Bank merger and integration into the Company and the Bank, respectively, the Compensation Committee awarded Mr. Ficalora 50,000 shares of stock in January (reflecting the actual shares granted prior to the Company’s 4-for-3 stock split on February 17, 2004). Upon reviewing the Company’s 2004 results, the Committee determined that Mr. Ficalora successfully led the repositioning of the Company’s balance sheet, while overseeing significant growth in the Company’s core business. Although it was determined, based on analysis supplied by Pearl Meyer & Partners, that Mr. Ficalora’s cash compensation fell well below the 50th percentile for Chief Executive Officers in the Company’s peer group, Mr. Ficalora requested no increase in compensation for 2005 and the Committee awarded no further stock-based compensation in connection with his 2004 performance.

The Compensation Committee
Donald M. Blake, Chairman
Max L. Kupferberg
Robert S. Farrell
Maureen E. Clancy
Michael J. Levine

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank.

Audit Committee Report to Shareholders

The Audit Committee of the Company’s Board of Directors is composed of six non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2004. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2004 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their 2004 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2005.

The Audit Committee
John A. Pileski, Chairman
Max L. Kupferberg
Robert S. Farrell
Thomas A. Doherty
Dominick Ciampa
Michael J. Levine

Stock Performance Graph

The following graph provides a comparison of total shareholder returns on the Company’s Common Stock since December 31, 1999 with the cumulative total returns of a broad-market index and a peer group index. The S&P 500 index was chosen as the broad-market index in connection with the Company’s trading activities on the New York Stock Exchange, beginning on December 20, 2002. In prior years, the peer group index chosen was the CoreData, Inc. Industry Group (formerly known as the Media General Industry Group), which is comprised of savings institutions. The data was provided by CoreData, Inc., formerly known as Media General Financial Services. For the present year, the KBW 50 Index was selected as being more representative of the Company’s peer institutions. The KBW 50 Index is a market-capitalization-weighted bank-stock index prepared by Keefe, Bruyette & Woods, Inc. covering the 50 largest bank holding companies in the United States (including the Company).

Comparison of 5-Year Cumulative Total Returns
Among New York Community Bancorp, Inc.,
the S&P Composite Index, the KBW 50 Index
and the CoreData Industry Group Index

ASSUMES $100 INVESTED ON JANUARY 1, 1999
ASSUMES DIVIDENDS REINVESTED

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
New York Community Bancorp, Inc.	$100.00	$141.48	$202.66	$262.75	$476.24	$358.62
KBW 50 Index	100.00	120.06	115.12	107.01	143.42	157.84
CoreData Industry Group Index	100.00	162.10	172.33	203.08	282.47	312.84
S&P Composite	100.00	90.89	80.09	62.39	80.29	89.02

Summary Compensation Table

The following table shows, for the years ended December 31, 2004, 2003, and 2002, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the CEO and the four highest paid executive officers of the Company and the Bank who received salary and bonus in excess of $100,000 in fiscal year 2004 (the “Named Executive Officers”).

		Annual Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	All Other Compensation (1) ($)
Joseph R. Ficalora	2004	$975,000		—	—	—	$1,944,338	(2)
President and	2003	850,000		—	—	373,333	190,690
Chief Executive Officer	2002	700,000		—	—	1,535,666	49,822

Michael F. Manzulli	2004	750,000		—	—	—	53,226
Chairman of the Board	2003	700,000		—	—	373,333	190,690
	2002	650,000		—	—	266,667	49,822

Joseph L. Mancino	2004	800,520	(3)	—	—	—	2,669,519	(4)
Former Co-Chairman of	2003	132,317	(5)	—	—	—	2,000,000	(6)
The Board	2002	—		—	—	—	—

James J. O’Donovan	2004	675,000		—	—	—	1,945,053	(2)
Former Senior Executive	2003	525,000		—	—	373,333	190,690
Vice President and Chief	2002	400,000		—	—	806,667	49,822
Lending Officer

Robert Wann	2004	600,000		—		—	1,938,932	(2)
Senior Executive Vice	2003	450,000		—	—	373,333	190,690
President and Chief	2002	350,000		—	—	806,667	49,822
Operating Officer

Thomas R. Cangemi	2004	500,000		—	—	—	1,931,425	(2)
Senior Executive Vice President	2003	365,000		—	—	373,333	190,690
and Chief Financial Officer	2002	265,000		—	—	806,667	49,822

(1)	For 2004, the figures include an allocation under the NYCB ESOP of 1,895 shares to each of the listed executives, which each had a market value of $38,981.69 at December 31, 2004.

(2)	For these individuals, the dollar amount includes the market value of 50,000 shares of the Company’s Common Stock (66,667 after adjustment to reflect the 4-for-3 stock split on February 17, 2004) granted to the executives in January 2004 in recognition of 2003 record performance, including in connection with the successful merger of Roslyn Bancorp, Inc. and its subsequent integration into the Company. All of such shares vested on the grant date, at which time the executives each paid approximately $585,000 in income tax in order to retain the shares granted, consistent with their desires to participate in long-term alignment with shareholder interests.

(3)	Represents salary received from January 1, 2004 to November 30, 2004. The Named Executive Officer retired as a Co-Chairman of the Company effective as of December 1, 2004.

(4)	Includes, among other things, a payment of $2,605,198.29 in connection with Mr. Mancino’s severance from the Company upon his retirement on December 1, 2004.

(5)	Represents salary received from November 1, 2003 to December 31, 2003. Prior to November 1, 2003, the Named Executive Officer was an executive officer of Roslyn Bancorp, Inc.

(6)	The dollar amount represents the total payments made to Mr. Mancino as a retention bonus in consideration of his having accepted employment with the Company upon completion of the October 2003 merger of Roslyn Bancorp, Inc. with and into the Company.

Employment Agreements

The Bank and the Company currently maintain employment agreements (collectively, the “Employment Agreements”) with Messrs. Manzulli, Ficalora, Wann, and Cangemi (the “Executives”). Mr. O’Donovan’s similar agreement was terminated on January 30, 2005 and succeeded by a senior consulting agreement, as described below under “Consulting Agreements.” The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. To a significant degree, the continued success of the Bank and the Company depends on the skills and competence of the Executives.

The Employment Agreements are substantially similar; each provides for an initial three-year term and daily extension so that the contract term is always three years unless either party provides written notice. In no event, however, will the contract term extend beyond the last day of the month in which the Executive attains age 65. The Employment Agreements also provide for the payment and annual review of base salary, disability pay, participation in stock benefit plans, and other benefits applicable to executive personnel. The Employment Agreements allow the Bank or the Company to terminate the Executives’ employment for cause at any time, with no further payments to the Executives. The Employment Agreements also provide for certain payments in the event the Bank or the Company terminates the Executive’s employment for reasons other than for cause or disability, or if the Executive resigns upon: (1) the Bank’s or the Company’s failure to re-elect the Executive to his current offices or, if applicable, re-nominate the Executive for election to the Board; (2) a material change in the Executive’s functions, duties, responsibilities, benefits, or perquisites, or relocation of his principal place of employment; (3) liquidation or dissolution of the Bank or the Company; or (4) a material breach of the Employment Agreement by the Bank or the Company. Upon such termination, the Bank or the Company would pay the Executive (or in the event of death following such termination, his beneficiary) severance equal to the base salary and other cash compensation and benefits that would otherwise be paid during the remaining term of the Employment Agreement.

If the Executive is terminated for reasons other than cause following a change in control (as defined in the Employment Agreements), or if the Executive terminates his employment upon a change in control following his demotion, loss of title, office, or significant authority, a reduction in his compensation, or a relocation of his principal place of employment, the Executive (or, in the event of his death, his beneficiary) would receive a payment equal to the greater of (1) the payments due under the remaining term of the agreement, or (2) three times his average annual compensation over the three years preceding his termination of employment. In addition, the Executive would receive continued life, health, dental, and disability coverage for the thirty-six month period following his termination upon a change in control. In the event that payments made to the Executive upon a change in control would result in an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, an excise tax would be imposed on the Executive, and the Company would be denied a deduction for such excess. Under the Employment Agreements, the Company indemnifies each Executive for these excise taxes and any additional income, employment, and excise taxes imposed as a result of such indemnification. The Company also guarantees payments to the Executives under the Employment Agreements in the event that the Bank does not provide such payments or benefits.

The Company previously maintained an employment agreement with Mr. Mancino, which was succeeded by a consulting agreement (described below) upon his termination of employment on November 30, 2004. Mr. Mancino’s employment agreement was materially similar to the Executives’ agreements; however, his employment agreement provided for: (1) a three-year term without daily extensions; (2) base salary at least equal to his base salary with Roslyn Bancorp, Inc. or The Roslyn Savings Bank; and (3) an annual cash bonus payable at the discretion of the Company's Board of Directors (no such bonus was paid to Mr. Mancino). In addition, Mr. Mancino’s employment agreement defined an “Event of Termination” to include his voluntary resignation upon providing at least forty-five days prior written notice at any time during the sixty-day period beginning on the eleven-month anniversary of the merger with Roslyn Bancorp, Inc. Upon such resignation, the agreement provided for a payment of three times Mr. Mancino’s annual compensation plus the value of the benefits he would have received if he remained employed for an additional three years. Upon Mr. Mancino’s termination of employment, he was paid severance in accordance with this provision of the agreement.

The Company also maintains a noncompetition agreement with Mr. Mancino that requires him to keep confidential all business-related information about the Company and its subsidiaries and to return all confidential information upon termination of employment. The noncompetition agreement provides that, for not less than sixty months following the completion of the merger with Roslyn Bancorp, Inc., Mr. Mancino will not (1) own, manage, operate, join, control, or otherwise carry on or be engaged in any business competitive with that of the Company, the Bank, or their affiliates; (2) solicit or induce any employee of the Company, the Bank, or their affiliates to terminate their employment in order to enter into any employment relationship with him or a competitor of the Company, the Bank, or their affiliates; or (3) solicit any customer of the Company, the Bank, or their affiliates to stop doing business with any of them or interfere with or damage any relationship between the Company, the Bank, or their affiliates and any of their customers. This noncompetition agreement was extended for one year as part of Mr. Mancino’s consulting agreement, as discussed below.

Consulting Agreements

On December 1, 2004, and in conjunction with the termination of his employment agreement and his execution of a release of claims, Joseph L. Mancino entered into a Consulting Agreement with the Company and the Bank. Under the terms of the Consulting Agreement, Mr. Mancino will provide up to ten hours per month of consulting services to the Company and the Bank with respect to the Bank’s Roslyn Savings Bank Division, in consideration for which he will be paid a monthly consulting fee of $16,666. The Consulting Agreement has a twenty-four month term, and the Company or the Bank may terminate the agreement with or without cause (as defined in the agreement) upon providing thirty days’ prior written notice. Mr. Mancino also may terminate the Consulting Agreement by providing the Company and the Bank with thirty days’ prior written notice of the termination. In the event Mr. Mancino terminates the Consulting Agreement or the Company and the Bank terminate the Consulting Agreement for cause, Mr. Mancino will only be entitled to receive payment for accrued but unpaid monthly consulting fees and expenses due him through the last day he performs services under the Agreement. If the Company or the Bank terminates the Agreement without cause or upon Mr. Mancino’s death, the Consulting Agreement obligates the Company and the Bank to pay Mr. Mancino or his estate only the monthly consulting fees through the end of the scheduled term as well as any then accrued but unpaid consulting fees and expenses. As discussed above, the Consulting Agreement also extends by one year the term of the Noncompetition Agreement, dated as of June 27, 2003, among the Company, the Bank and Mr. Mancino.

On January 31, 2005, in conjunction with the termination of his employment agreement, James J. O’Donovan entered into a Senior Consulting Agreement with the Company and the Bank. The Senior Consulting Agreement has a term of thirty-six months. Under the terms of the Senior Consulting Agreement, Mr. O’Donovan has agreed to provide certain consulting services, and to be available on a full-time basis, to the Company and the Bank as a non-executive employee with respect to the Bank’s lending operations, as may reasonably be requested from time to time by the Company’s Chief Executive Officer or certain designated officers. Additionally, the Senior Consulting Agreement provides that Mr. O’Donovan agrees to continue to serve as a member of the Company’s and the Bank’s Boards of Directors and to serve as Chairman of the Mortgage and Real Estate Committee of the Bank’s Board (in each case as requested by the respective Boards and subject to the Company’s and the Bank’s customary nomination, election, and appointment processes). The Senior Consulting Agreement includes covenants regarding the confidentiality of information, non-competition, and non-solicitation with respect to the Company’s and the Bank’s employees or customers. In consideration for his services and for the non-competition covenants included in the Senior Consulting Agreement, Mr. O’Donovan will receive a monthly consulting fee of $37,500; however, he will not receive directors’ fees, advisory directors’ fees, or other compensation for his service on the Boards or as Chairman of the Mortgage and Real Estate Committee. The Company or the Bank may terminate the Senior Consulting Agreement for cause (as defined in the agreement) or without cause upon providing thirty days’ prior written notice. Mr. O’Donovan also may terminate the Senior Consulting Agreement by providing the Company and the Bank with thirty days’ prior written notice. In the event Mr. O’Donovan terminates the Senior Consulting Agreement or the Company or the Bank terminates the agreement for cause, Mr. O’Donovan will receive payment only for accrued but unpaid monthly consulting fees and expenses due him through the last day he performs services under the Agreement. If a change in control (as defined in the Senior Consulting Agreement) of the Company or the Bank occurs during the term of the Senior Consulting Agreement and Mr. O’Donovan dies or terminates the consulting period within ninety days after the change in control, the term will automatically extend by fifteen months from the date of the change in control. The Company and the Bank also will pay Mr. O’Donovan or his estate the monthly consulting fees through the end of the extended term, as well as any then accrued but unpaid consulting fees and expenses. The Senior Consulting Agreement also indemnifies Mr. O’Donovan for any excise taxes imposed under Section 4999 of the Internal Revenue Code and any additional income, employment, and excise taxes imposed as a result of any change in control payments received by Mr. O’Donovan pursuant to the Senior Consulting Agreement.

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 2004. Also reported are the values for “in-the-money” options representing the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

Fiscal Year-end Option Values

			Number of Securities Underlying Unexercised In-the-Money Options at December 31, 2004		Value of Securities Underlying Unexercised In-the-Money Options at December 31, 2004
Name	Shares Acquired On Exercise (1) (2)	Value Realized In 2004 (3)	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)	(#)		($)
Joseph R. Ficalora	6,488	$96,883	1,742,510	337,778	$9,702,716	$1,720,901
Michael F. Manzulli	553,606	13,530,008	107,974	337,778	890,447	1,720,901
Joseph L. Mancino	279,170	4,473,856	944,750	0	3,544,811	0
James J. O’Donovan	6,488	96,883	1,013,511	337,778	5,942,903	1,720,901
Robert Wann	6,488	96,883	1,013,511	337,778	5,942,903	1,720,901
Thomas R. Cangemi	357,074	7,356,183	88,890	337,778	597,779	1,720,901

(1)	Amounts have been adjusted to reflect the Company’s 4-for-3 stock split on February 17, 2004.

(2)	This column shows the number of shares underlying options exercised in 2004 by the named executives. The actual number of shares received by these individuals from options exercised in 2004 (net of shares used to cover the exercise price and shares withheld to pay income tax) was 6,488 for Mr. Ficalora, 244,622 for Mr. Manzulli, 98,620 for Mr. Mancino, 6,488 for Mr. O’Donovan, 6,488 for Mr. Wann, and 161,789 for Mr. Cangemi.

(3)	“Value Realized” is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. “Value Realized” numbers do not necessarily reflect what the executive might receive if the shares acquired by the option exercise are sold, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2004 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s common stock.

Transactions with Certain Related Persons

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank from time to time may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing property to entities in which a director or officer has an ownership or, in the case of directors, a management interest, provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and are made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons. Additionally, in connection with the Company’s acquisition of Haven Bancorp, Inc. and its mergers with Richmond County Financial Corp. and Roslyn Bancorp, Inc. and the related transactions involving their affiliated banking institutions, New York Community Bank assumed loans that had been made by the acquired or merged banking institutions to certain of their executive officers and directors and/or their immediate family members or affiliated business entities. No such loan was classified by the Bank as of December 31, 2004 as a non-accrual, past due, restructured, or potential problem loan. See “Corporate Governance —Director Independence.”

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Bank and the Company for the year ending December 31, 2005, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders in attendance.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

Audit and Non-audit Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal 2004 and 2003 and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal 2004 and 2003.

	Year Ended
	2004		2003
Audit Fees	$1,300,000	(1)	$972,250
Audit-related Fees	158,000	(2)	388,845	(2)
Tax Fees	341,250	(3)	1,154,014	(4)
All Other Fees	6,000	(5)	3,000	(6)

(1)	Includes fees billed, or to be billed, for professional services rendered in connection with: the audit of the Company’s annual financial statements, the review of the financial statements included in the Company’s quarterly reports, and the 2004 Sarbanes-Oxley Section 404 attestation.

(2)	Primarily reflects services rendered in connection with audits of the Company’s employee benefit plan financial statements as well as the issuance of comfort letters and consents relating to the Company’s filing of registration statements and offering circulars.

(3)	Includes fees for services rendered in connection with the review and preparation of certain tax returns for the Company, tax consulting services relating to a certain capital markets transaction by the Company, and tax services relating to the October 2003 merger of Roslyn Bancorp, Inc. with and into the Company.

(4)	Primarily reflects consulting services rendered in connection with the secondary offering of the Company’s Common Stock (in the first quarter of 2004), the offering of securities relating to the Company’s real estate investment trust affiliates, and the offering of the Company’s Bifurcated Option Note Unit Securities (SM).

(5)	Includes fees for services rendered in connection with the October 2003 merger of Roslyn Bancorp, Inc. with and into the Company.

(6)	Primarily reflects services rendered in connection with the Company’s benefit plans.

The Audit Committee will consider on a case-by-case basis, and, if appropriate, approve, all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2004, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY.

CORPORATE GOVERNANCE

General. The Company periodically reviews its corporate governance policies and practices. This process includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company adopts any changes in corporate governance policies that the Board of Directors believes are best for the Company. As part of the Company’s continuing efforts to strengthen its corporate governance practices, protect the interests of our shareholders, and reflect the adoption of the New York Stock Exchange corporate governance rules, the Board of Directors has taken several important actions:

Corporate Governance Guidelines. The Board has adopted and reviewed a set of Corporate Governance Guidelines, which are available on the corporate governance pages of the Company’s website, www.myNYCB.com. These Guidelines address, among other things, the qualifications and responsibilities of directors, functions of the board and board committees, director compensation, training, and performance evaluations, and management performance evaluations and succession.

Director Independence. The Board of Directors of the Company has determined that the following directors are “independent” within the meaning of the rules of the New York Stock Exchange: Donald M. Blake, Dominick Ciampa, Maureen E. Clancy, Thomas A. Doherty, Robert S. Farrell, William C. Frederick, M.D., Max L. Kupferberg, Michael J. Levine, Guy V. Molinari, John A. Pileski, and Spiros J. Voutsinas. Additionally, the Board has determined that each of the members of the Audit, Nominating, and Compensation Committees is independent in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationship (as such term is defined under the listing standards of the New York Stock Exchange) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Additionally, with respect to Director Levine, who is a principal in organizations that maintain lending relationships with New York Community Bank, the Board has determined that the subject loans did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons and, accordingly, the lending relationships maintained by the Bank with Mr. Levine would not be inconsistent with a determination that he is independent as a director of the Company. Further, Director Levine possesses significant knowledge of, and is a principal in companies that actively participate in, the New York metropolitan real estate housing market where the Bank currently conducts a significant portion of its lending business. The Board has determined that it is in the best interests of the Bank and the Company not to exclude such potential borrowers from conducting business with the Bank in accordance with the arms-length terms described above and under circumstances that are no more favorable than those available to the Bank’s other borrowers.

Procedures to be Followed by Shareholders in Recommending Director Candidates. It is the policy of the Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

(a)	the name of the person recommended as a director candidate;

(b)	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

(c)	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(d)	the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

(e)	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and

(f)	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.

Code of Business Conduct and Ethics. New York Community Bank, a wholly-owned subsidiary of the Company, maintains a Code of Professional Conduct applicable to all Bank employees that sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Bank’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. The Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, as officers of the Bank, are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the CEO, COO, and CFO of the Company. A copy of that Code, which also applies to the Directors and all other employees of the Company, is available, free of charge, on the corporate governance pages of our website, www.myNYCB.com.

Presiding Director. The Board of Directors has determined that the Chairman of the Nominating Committee, currently Donald M. Blake, also shall serve as a presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The presiding director also advises the Chairman of the Board and, as appropriate, other committee chairpersons with respect to agenda and information needs relating to the Board and its committee meetings, and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Communication with the Board of Directors. Shareholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to: Presiding Director, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Letters addressed to the Presiding Director will be opened by the Company’s General Counsel, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the General Counsel determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above and request copies of any correspondence.

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held in 2006, a shareholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, not later than December 27, 2005. If such Annual Meeting is held on a date more than thirty (30) days from June 1, 2006, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. Please be sure to bring it with you to the meeting. If you hold your Common Stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver’s license. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card or to vote via the Internet or by telephone promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report have been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Registrar and Transfer Company either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com, or by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a multiple shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Registrar and Transfer Company at one of the numbers or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,
Westbury, New York April 27, 2005	R. Patrick Quinn Executive Vice President, Chief Corporate Governance Officer and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE OVER THE INTERNET OR BY TELEPHONE.

FRONT SIDE TOP HALF:

THREE WAYS TO VOTE

NEW YORK COMMUNITY BANCORP, INC.
C/O REGISTRAR AND TRANSFER COMPANY
10 COMMERCE DRIVE
CRANFORD, NEW JERSEY 07016-3572	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2005.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to New York Community Bancorp, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET, OR BY MAIL, WILL BE THE VOTE COUNTED.

Your Vote is important!

FRONT SIDE BOTTOM HALF:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NYCMB3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK COMMUNITY BANCORP, INC.

The Board of Directors recommends that you vote “FOR” the election of the nominees listed below.

To withhold authority to vote for any individual
	1.	The Election as directors of all nominees listed (except	For	Withhold	For All	nominee, mark “For All Except” and write the
		as marked to the contrary).	All	All	Except	nominee’s number on the line below.

01) Dominick Ciampa
		02) William C. Frederick, M.D.	¡	¡	¡
03) Max L. Kupferberg
04) Joseph L. Manicno
05) Spiros J. Voutsinas

The Board of Diretors recommends that you vote “FOR” proposal 2.						For	Against	Abstain

2.	The ratification of the appointment of KPMG LLP as independent auditors of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2005.					¡	¡	¡

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

			Yes	No

Please indicate if you plan to attend the meeting			¡	¡

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

REVERSE SIDE TOP HALF:

ADMISSION TICKET

NEW YORK COMMUNITY BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 1, 2005
10:00 a.m. Eastern Time
Sheraton LaGuardia East Hotel
135-20 39th Avenue
Flushing, New York

You should present this admission ticket in order to gain admittance to the meeting.  This ticket admits only the stockholder(s) listed on the reverse side and is not transferable.  Each stockholder may be asked to present valid picture identification, such as a driver’s license.  Cameras, recording devices and other electronic devices will not be permitted during the meeting.

REVERSE SIDE BOTTOM HALF:

‚ FOLD AND DETACH HERE ‚	‚ FOLD AND DETACH HERE ‚

REVOCABLE PROXY
NEW YORK COMMUNITY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 1, 2005
10:00 a.m. Eastern Time

The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on June 1, 2005 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York, and at any and all adjournments thereof as set forth on the reverse side.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed, on the other side)